Exhibit 5.1

[Letterhead of Simpson Thacher & Bartlett LLP]

June 15, 2012

Mueller Water Products, Inc.

1200 Abernathy Road, NE, Suite 1200

Atlanta GA 30328

Ladies and Gentlemen:

We have acted as counsel to Mueller Water Products, Inc., a Delaware corporation (the “Company”), the Delaware subsidiaries of the Company named on Schedule I hereto (each a “Delaware Guarantor” and, collectively, the “Delaware Guarantors”) and the non-Delaware subsidiaries of the Company named on Schedule II hereto (each a “Non-Delaware Guarantor,” collectively, the “Non-Delaware Guarantors” and, together with the Delaware Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of Series A common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) debt securities, which may be senior, senior subordinated or subordinated (collectively, the “Debt Securities”); (vi) warrants to purchase Debt Securities (the “Debt Security Warrants”); (vii) depositary shares (the “Depositary Shares”), which represent fractional interests in the Preferred Stock and will be represented by depositary receipts (the “Depositary Receipts”); (viii) guarantees of the Guarantors to be issued in connection with the Debt Securities (the

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June 15, 2012

“Guarantees”); (ix) units consisting of one or more of any of the Common Stock, Preferred Stock, Debt Securities, Securities Warrants (as defined below), Depositary Shares or Guarantees (the “Units”); and (x) Common Stock, Preferred Stock, Debt Securities and Guarantees that may be issued upon exercise of Securities Warrants. The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Securities Warrants, the Depositary Shares and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $300,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The Debt Securities and the Guarantees thereof will be issued under an Indenture (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and such depositary as shall be named therein.

The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants.” The Securities Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein.

The Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein.

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June 15, 2012

Each party to the Indenture or a Warrant Agreement, Deposit Agreement or Unit Agreement other than the Company and the Guarantors, as applicable, is referred to hereinafter as a “Counterparty.”

The Indenture, the Securities Warrant Agreements, the Deposit Agreements and the Unit Agreements are each referred to as a “Governing Instrument.”

We have examined the Registration Statement and the form of the Indenture which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that at the time of execution, authentication, issuance and delivery of any Securities, the related Governing Instrument will be the valid and legally binding obligation of each Counterparty thereto.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and the Guarantees, the Indenture will have been duly authorized, executed and delivered by the Company and the Guarantors and (2) the execution, delivery and

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performance by each Non-Delaware Guarantor of the Indenture and the Guarantees will not violate the law of the State of Alabama or any other applicable laws (excepting the law of the State of New York, the Delaware Limited Liability Company Act and the Delaware General Corporation Law).

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Guarantors, as applicable; (2) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company and the Guarantors, as applicable; (4) the execution, delivery and performance by each Non-Delaware Guarantor of any Warrant Agreement will not violate the law of the State of Alabama or any other applicable laws (excepting the law of the State of New York, the Delaware Limited Liability Company Act and the Delaware General Corporation Law); and (5) the execution, delivery and performance by each Non-Delaware Guarantor of any Unit Agreement will not violate the law of the State of Alabama or any other applicable laws (excepting the law of the State of New York, the Delaware Limited Liability Company Act and the Delaware General Corporation Law).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or

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June 15, 2012

similar agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of an appropriate Certificate of Designations in accordance with the Company’s Second Restated Certificate of Incorporation and the Delaware General Corporation Law and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Guarantees, assuming (a) the taking of all necessary corporate or limited liability company action, as the case may be, to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor (or in the case of a Guarantor that is a limited liability company, the Board of Managers, the sole member or the joint members, as applicable, of such Guarantor), a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

5. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement, and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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6. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance of any Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of a related Deposit Agreement, (b) the due issuance and delivery of the Preferred Stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

7. With respect to the Units, assuming (a) the taking of all necessary corporate or limited liability company action, as the case may be, by the Board (or, if the Units include Common Stock or Preferred Stock, the Board of Directors of the Company) and, if the Units include Guarantees, the Board of Directors of each Guarantor (or in the case of a Guarantor that is a limited liability company, the Board of Managers, the sole member or the joint members, as applicable, of such Guarantor) to authorize and approve the issuance and terms of any Units and any components thereof, the terms of the offering thereof and related matters and the execution and delivery of the related Governing Instruments, (b) the due issuance and delivery of any Common Stock and Preferred Stock that are components of any Units, (c) the due filing of an appropriate Certificate of Designations in accordance with the Company’s Second Restated Certificate of Incorporation and the Delaware General Corporation Law with respect to any Preferred Stock that is a component of any Units, (d) the due execution, authentication, issuance and delivery of any Debt Securities that are components of any Units, (e) the due issuance of any Guarantees that are components of any Units, (f) the due execution, countersignature, issuance and delivery of any Securities Warrants that are components of any Units and (g) the due issuance and delivery of the Preferred Stock represented by the Depositary Shares and the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement if any Depositary Receipts are components of any Units, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board (or, if the Units include Common Stock or Preferred Stock, the Board of Directors of the Company) and otherwise in accordance with the provisions of the applicable Governing Instruments and such agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether

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considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In rendering the opinions set forth in paragraphs 3 and 4 above, we have assumed that under the laws of any country in whose currency (or whose currency is a component currency of a composite currency in which) any Debt Securities are denominated or payable, if other than in U.S. dollars, or of any other governmental authority having jurisdiction over any such composite currency, (A) no consent, approval, authorization qualification or order of, or filing or registration with, any governmental agency or body or court of such country is required in connection with the issuance or sale of the Debt Securities by the Company and (B) the issuance or sale of the Debt Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such country.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of Alabama, we have relied upon the opinion of Bradley Arant Boult Cummings LLP dated the date hereof.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware Limited Liability Company Act and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

AnvilStar, LLC

Anvil International, LLC

Echologics, LLC

Henry Pratt Company, LLC

Henry Pratt International, LLC

Hunt Industries, LLC

Hydro Gate, LLC

James Jones Company, LLC

J.B. Smith Mfg Co., LLC

Milliken Valve, LLC

Mueller Co. International Holdings, LLC

Mueller Co. LLC

Mueller Financial Services, LLC

Mueller Group, LLC

Mueller Group Co-Issuer, Inc.

Mueller International, L.L.C.

Mueller Property Holdings, LLC

Mueller Service California, Inc.

Mueller Service Co., LLC

Mueller Systems, LLC

OSP, LLC

U.S. Pipe Valve & Hydrant, LLC

SCHEDULE II

MCO 1, LLC

MCO 2, LLC